Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Seneca Foods Corporation
Marion, New York

We hereby consent to the incorporation by reference in the Registration Statement pertaining to the Seneca foods Corporation 2007 Equity Incentive Plan of our report dated June 8, 2007, relating to the consolidated financial statements, the effectiveness of Seneca Foods Corporation’s internal control over financial reporting, and schedules of Seneca Foods Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ BDO Seidman, LLP
Milwaukee, Wisconsin

September 6, 2007